Exhibit 99.1

CONTACT:

Robert McCadden

EVP & CFO

(215) 875-0735

Heather Crowell

SVP, Corporate Communications and Investor Relations

(215) 454-1241

heather.crowell@preit.com

PREIT Announces Redemption of 8.25% Series A Cumulative Perpetual Preferred Shares

Philadelphia, PA, September 11, 2017 – Pennsylvania Real Estate Investment Trust (the “Company”) (NYSE: PEI) today announced that it intends to redeem on October 12, 2017 (the “Redemption Date”) all of its 8.25% Series A Cumulative Redeemable Perpetual Preferred Shares (“Series A Preferred Shares”) remaining issued and outstanding as of the Redemption Date. The Series A Preferred Shares will be redeemed at a redemption price of $25.00 per share, plus an amount equal to all accrued and unpaid dividends on each Series A Preferred Share (whether or not declared) from September 15, 2017 to but excluding the Redemption Date.

Dividends on the Series A Preferred Shares will cease to accrue on the Redemption Date. Upon redemption, the Series A Preferred Shares will no longer be outstanding, and all rights of the holders of such shares will terminate, except the right of the holders to receive the cash payable upon such redemption, without interest. Upon redemption, the Series A Preferred Shares will be delisted from trading on the New York Stock Exchange. Annual preferred share dividend savings are expected to be approximately $1.58 million on the previous amount outstanding following redemption of the Series A Preferred Shares.

All of the Series A Preferred Shares are held in book-entry form through the Depository Trust Company (“DTC”). The Series A Preferred Shares will be redeemed in accordance with the procedures of DTC. Payment to DTC for the Series A Preferred Shares will be made by Wells Fargo Shareowner Services as redemption agent.

The address for the redemption agent is as follows:

Wells Fargo Shareowner Services

1110 Centre Pointe Curve Suite 101

Mendota Heights, MN 55120

Attn: Corporate Actions

About PREIT

PREIT (NYSE:PEI) is a publicly traded real estate investment trust that owns and manages quality properties in compelling markets. PREIT’s robust portfolio of carefully curated retail and lifestyle offerings mixed with destination dining and entertainment experiences are located primarily in the densely-populated eastern U.S. with concentrations in the mid-Atlantic’s top MSAs. Since 2012, the company has driven a transformation guided by an emphasis on portfolio quality and balance sheet strength driven by disciplined capital expenditures. Additional information is available at www.preit.com or on Twitter or LinkedIn.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by us, contain certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. When used, the words “anticipate,” “believe,” “estimate,” “target,” “goal,” “expect,” “intend,” “may,” “plan,” “project,” “result,” “should,” “will,” and similar expressions, which do not relate solely to historical matters, are intended to identify forward looking statements. We caution that any forward looking statements presented are based on management’s beliefs and assumptions made by, and currently available to, management. These forward-looking statements reflect our current views about future events, achievements or results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: changes in the retail and real estate industries, including consolidation and store closings, particularly among anchor tenants; our ability to maintain and increase property occupancy, sales and rental rates, in light of the relatively high number of leases that have expired or are expiring in the next two years; increases in operating costs that cannot be passed on to tenants; current economic conditions and the state of employment growth and consumer confidence and spending, and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions and on our cash flows, and the value and potential impairment of our properties; the effects of online shopping and other uses of technology on our retail tenants; risks related to our development and redevelopment activities; acts of violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales; our ability to identify and execute on suitable acquisition opportunities and to integrate acquired properties into our portfolio; our partnerships and joint ventures with third parties to acquire or develop properties; concentration of our properties in the Mid-Atlantic region; changes in local market conditions, such as the supply of or demand for retail space, or other competitive factors; changes to our corporate management team and any resulting modifications to our business strategies; our ability to sell properties that we seek to dispose of or our ability to obtain prices we seek; potential losses on impairment of certain long-lived assets, such as real estate, or of intangible assets, such as goodwill, including such losses that we might be required to record in connection with any dispositions of assets; our substantial debt and liquidation preference of our preferred shares and our high leverage ratio; constraining leverage, unencumbered debt yield, interest and tangible net worth covenants under our principal credit agreements; our ability to refinance our existing indebtedness when it matures, on favorable terms or at all; our ability to raise capital, including through joint ventures or other partnerships, through sales of properties or interests in properties, through the issuance of equity or equity-related securities if market conditions are favorable, or through other actions; our short- and long-term liquidity position; potential dilution from any capital raising transactions or other equity issuances; and general economic, financial and political conditions, including credit and capital market conditions, changes in interest rates or unemployment. The risks included here are non-exhaustive, and there are additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements, including those discussed in the section entitled “Risk Factors” in the prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein, including our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017. We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

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